Business Use  PPL CORPORATION COMPENSATION RECOUPMENT POLICY Effective October 2, 2023 Adopted October 19, 2023 Policy The People and Compensation Committee of the Board of Directors (the “Committee”) of PPL Corporation (the “Company”) has adopted this Compensation Recoupment Policy (this “Policy”) pursuant to Rule 10D-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Securities and Exchange Commission regulations promulgated thereunder, and applicable New York Stock Exchange (“NYSE”) listing standards. Subject to and in accordance with the terms of this Policy, upon a Recoupment Event, each Covered Executive shall be obligated to return to the Company the amount of Erroneously Awarded Compensation that was received by such Covered Executive during the Lookback Period. Administration This Policy will be administered by the Board of Directors (the “Board”) or, if so designated by the Board, the Committee. Any determinations made by the Board or, if applicable, the Committee, will be final and binding on all affected individuals. Definitions “Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as a “little r” restatement). “Covered Executive” means each of the Company’s current and former Section 16 Officers. “Erroneously Awarded Compensation” means, with respect to each Covered Executive in connection with an Accounting Restatement, the excess of the amount of Incentive-Based Compensation received by the Covered Executive during the Lookback Period over the amount of Incentive-Based Compensation that otherwise would have been received had such compensation been determined based on the restated Financial Reporting Measure, computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (a) the amount must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and (b) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to NYSE. “Financial Reporting Measures” are any measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the SEC.

2 Business Use  “Incentive-Based Compensation” is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. “Lookback Period” means the three completed fiscal years immediately preceding the Required Restatement Date and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. A “Recoupment Event” occurs when the Company is required to prepare an Accounting Restatement. “Required Restatement Date” means the earlier to occur of: (a) the date the Company’s Board, a committee of the Board, or the officer(s) of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (b) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. A “Section 16 Officer” is defined as a person who is or was designated as an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act. “Section 409A” means Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder. Amount Subject to Recovery The Incentive-Based Compensation that is subject to recovery under this Policy includes such compensation that is received by a Covered Executive (i) on or after October 2, 2023 (even if such Incentive-Based Compensation was approved, awarded or granted prior to the effective date), (ii) after the individual began service as a Covered Executive, (iii) if the individual served as a Section 16 Officer at any time during the performance period for such Incentive-Based Compensation, and (iv) while the Company has a class of securities listed on a national securities exchange or national securities association. The amount of Incentive-Based Compensation subject to recovery from a Covered Executive upon a Recoupment Event is the Erroneously Awarded Compensation, which amount shall be determined by the Board or Committee, as applicable. For purposes of this Policy, Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. Recovery of Erroneously Awarded Compensation Promptly following a Recoupment Event, the Board or Committee, as applicable will determine the amount, if any, of Erroneously Awarded Compensation for each Covered Executive, and the Company will provide each such Covered Executive with a written notice of such amount and a demand for repayment or return. Upon receipt of such notice, each affected Covered Executive shall promptly repay or return such Erroneously Awarded Compensation to the Company. The Company shall recover Erroneously Awarded Compensation in a reasonable and prompt manner using any lawful method determined by the Board, the Committee or those members of Company management to whom the Board or Committee delegates such authority, provided that recovery of any Erroneously Awarded Compensation must be made in compliance with Section 409A. The applicable Covered Executive shall also be required to reimburse the Company for any and all expenses (including legal fees) reasonably

3 Business Use  incurred by the Company in recovering such Erroneously Awarded Compensation in accordance with the immediately preceding sentence. Limited Exceptions Erroneously Awarded Compensation will be recovered in accordance with this Policy unless the Board or Committee, as applicable, determines that recovery would be impracticable and one of the following conditions is met:  the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered, provided the Company has first made a reasonable effort to recover the Erroneously Awarded Compensation; or  the recovery would likely cause a U.S. tax-qualified retirement plan to fail to meet the requirements of Internal Revenue Code Sections 401(a)(13) and 411(a) and the regulations thereunder. If the Company does not recover Erroneously Awarded Compensation based on the above exceptions, then the Company shall comply with applicable listing standards, including without limitation, documenting the reason for the impracticability, and providing required documentation to NYSE. No Insurance or Indemnification Neither the Company nor any of its affiliates or subsidiaries may indemnify any Covered Executive against the loss of any Erroneously Awarded Compensation (or related expenses incurred by the Covered Executive) pursuant to a recovery of Erroneously Awarded Compensation under this Policy, nor will the Company or any of its affiliates or subsidiaries pay or reimburse a Covered Executive for any insurance premiums on any insurance policy obtained by the Covered Executive to protect against the forfeiture or recovery of any compensation pursuant to this Policy. Interpretation The Board or Committee, as applicable, is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. This Policy shall be applied and interpreted in a manner that is consistent with the requirements of Rule 10D- 1 and any applicable regulations, rules or standards adopted by SEC or the rules of any national securities exchange or national securities association on which the Company’s securities are listed. In the event that this Policy does not meet the requirements of Rule 10D-1, the SEC regulations promulgated thereunder, or the rules of any national securities exchange or national securities association on which the Company’s securities are listed, this Policy shall be deemed to be amended to meet such requirements. Amendment; Termination The Board or Committee, as applicable, may amend this Policy in its discretion and shall amend this Policy as it deems necessary to comply with the regulations adopted by the SEC under Rule 10D-1 and the rules of any national securities exchange or national securities association on which the Company’s securities are listed. Notwithstanding anything herein to the contrary, no amendment or termination of this Policy shall be effective if that amendment or termination would cause the Company to violate any federal securities laws, SEC rules or the rules of any national securities exchange or national securities association on which the Company’s securities are listed. Other Recoupment Rights

4 Business Use  The Board intends that this Policy will be applied to the fullest extent of the law. Any Incentive- Based Compensation provided for in an employment agreement, incentive compensation plan, policy, program or agreement, equity award, or similar plan, program or agreement shall, as a condition to the grant of any benefit thereunder, be subject to the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, (i) any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any employment agreement or other compensatory plan or agreement, and (ii) any other legal remedies available to the Company. To the extent that application of this Policy would provide for recovery of Erroneously Awarded Compensation that the Company recovers pursuant to another policy or provision, the amount that is recovered will be credited to the required recovery under this Policy. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.